Exhibit 99.(a)(3)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

of

BONDBLOXX ETF TRUST

a Delaware Statutory Trust

ii

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

BONDBLOXX ETF TRUST

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of this 22nd day of November, 2021, by the Trustees hereunder.

WITNESSETH:

WHEREAS this Trust was formed to carry on the business of an open-end management investment company as defined in the 1940 Act; and

WHEREAS this Trust is authorized to divide its Shares into two or more Classes, to issue its Shares in separate Series, to divide Shares of any Series into two or more Classes and to issue Classes of the Trust or the Series, if any, all in accordance with the provisions hereinafter set forth; and

WHEREAS the Trustees have agreed to manage all property coming into their hands as trustees of a Delaware statutory trust in accordance with the provisions of the Delaware Statutory Trust Act, as amended from time to time, and the provisions hereinafter set forth; and

WHEREAS the Trustees party hereto (together with all other persons from time to time duly elected, qualified and serving as Trustees in accordance with Article IV hereof) desire to amend and restate in its entirety the Declaration of Trust and intend that this Declaration of Trust shall constitute the governing instrument of the Trust.

NOW, THEREFORE, the Trustees hereby declare that:

(i) all cash, securities and other assets that the Trust may from time to time acquire in any manner shall be managed and disposed of upon the following terms and conditions as hereinafter set forth;

(ii) this Declaration of Trust and the By-Laws shall be binding in accordance with their terms on every Trustee, by virtue of having become a Trustee of the Trust, and on every Shareholder, by virtue of having become a Shareholder of the Trust, pursuant to the terms of this Declaration of Trust and the By-Laws; and

(iii) this Declaration of Trust is hereby amended and restated in its entirety.

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ARTICLE I.

NAME; OFFICES; REGISTERED AGENT; DEFINITIONS

Section 1.  Name.  This Trust shall be known as “BondBloxx ETF Trust” and the Board of Trustees shall conduct the business of the Trust under that name, or any other name as it may from time to time designate. The Trustees may, without Shareholder approval, change the name of the Trust or any Series or Class. Any name change of any Series or Class shall become effective upon approval by the Trustees of such change or any document (including any registration statement) reflecting such change, or at such later time as may be approved by the Trustees. Any name change of the Trust shall become effective upon the filing of a certificate of amendment under the Delaware Statutory Trust Act reflecting such change, or at such later time specified in such certificate of amendment. Any such action shall have the status of an amendment to this Declaration of Trust. In the event of any name change, the Trustees shall cause notice to be given to the affected Shareholders within a reasonable time after the implementation of such change, which notice will be deemed given if the changed name is reflected in any registration statement. The Trust shall constitute a Delaware statutory trust in accordance with the Delaware Statutory Trust Act.

Section 2.  Offices of the Trust.  The Board may at any time establish offices of the Trust at any place or places where the Trust intends to do business.

Section 3.  Registered Agent and Registered Office.  The name of the registered agent of the Trust and the address of the registered office of the Trust are as set forth in the Trust’s Certificate of Trust.  The Trustees may, without Shareholder approval, change the registered agent and the registered office of the Trust.

Section 4.  Definitions.  Whenever used herein, unless otherwise required by the context or specifically provided:

(a) “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended from time to time;

(b) “Affiliate” shall have the same meaning as “affiliated person” as such term is defined in the 1940 Act when used with reference to a specified Person, as defined below;

(c) “Board of Trustees” shall mean the governing body of the Trust, that is comprised of the number of Trustees of the Trust fixed from time to time pursuant to Article IV hereof, having the powers and duties set forth herein;

(d) “By-Laws” shall mean By-Laws of the Trust, as amended, restated or supplemented from time to time in accordance with Article VIII therein.  Such By-Laws are expressly herein incorporated by reference into this Declaration of Trust as part of the “governing instrument” of the Trust within the meaning of the DSTA and may contain any provision not inconsistent with applicable law or this Declaration of Trust, relating to the governance of the Trust;

(e) “Certificate of Trust” shall mean the certificate of trust of the Trust filed with the office of the Secretary of State of the State of Delaware as required under the DSTA to form the Trust, as such certificate shall be amended, restated or supplemented from time to time;

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(f) “Class” shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III hereof;

(g) ”Code” shall mean the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended from time to time;

(h) “Commission” shall have the meaning given that term in the 1940 Act;

(i) “DSTA” shall mean the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.), as amended from time to time;

(j) “Declaration of Trust” shall mean this Agreement and Declaration of Trust, as amended, restated or supplemented from time to time;

(k) “General Assets” shall have the meaning given it in Article III, Section 6(a) of this Declaration of Trust;

(l) “General Liabilities” shall have the meaning given it in Article III, Section 6(b) of this Declaration of Trust;

(m) “Interested Person” shall have the meaning given that term in the 1940 Act;

(n) “Investment Adviser” or “Adviser” shall mean a Person, as defined below, furnishing services to the Trust pursuant to any investment advisory, sub-advisory or investment management contract described in Article IV, Section 7(a) hereof;

(o) “National Financial Emergency” shall mean the whole or any part of any period during (i) which an emergency exists as a result of which disposal by the Trust of securities or other assets owned by the Trust is not reasonably practicable; (ii) which it is not reasonably practicable for the Trust fairly to determine the net asset value of its assets; or (iii) such other period as the Commission may by order permit for the protection of investors;

(p) ”Person” shall mean a natural person, partnership, limited partnership, limited liability company, trust, estate, association, corporation, organization, custodian, nominee or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust and any other “person” as defined in Section 3801 of the DSTA;

(q) “Principal Underwriter” shall have the meaning given that term in the 1940 Act;

(r) “Series” shall mean each Series of Shares established and designated under and in accordance with the provisions of Article III hereof;

(s) “Shares” shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time, and shall include fractional and whole Shares;

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(t) “Shareholder” shall mean a record owner of Shares pursuant to the By-Laws;

(u) “Statutory Division” shall have the meaning given it in Article VIII, Section 2(c) of this Declaration of Trust;

(v) “Trust” shall mean BondBloxx ETF Trust, the Delaware statutory trust formed hereby and by the filing of the Certificate of Trust with the office of the Secretary of State of the State of Delaware, and governed by this Declaration of Trust;

(w) “Trust Property” shall mean any and all property, real or personal, mixed, tangible or intangible, wheresoever situated, which is owned or held by or for the account of the Trust, or one or more of any Series thereof, including, without limitation, the rights referenced in Article X, Section 5 hereof; and

(x) “Trustee” or “Trustees” shall mean each Person who signs this Declaration of Trust as a trustee and all other Persons who may, from time to time, be duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof and the By-Laws.  Reference herein to a Trustee or the Trustees shall refer to such Person or Persons in such Person’s or Persons’ capacity as a trustee or trustees hereunder and under the By-Laws.

ARTICLE II.

PURPOSE OF TRUST

The purpose of the Trust is to conduct, operate and carry on the business of a registered management investment company registered under the 1940 Act, directly, or if one or more Series is established hereunder, through one or more Series, investing primarily in securities, and to carry on such other business as the Trustees determine from time-to-time pursuant to their authority under the Declaration of Trust.

ARTICLE III.

SHARES

Section 1.  Division of Beneficial Interest.

(a) The beneficial interest in the Trust shall be divided into Shares, each Share without a par value.  The number of Shares in the Trust authorized hereunder, and of each Series and Class as may be established from time to time, is unlimited.  The Board of Trustees may authorize the division of Shares into separate Classes of Shares and into separate and distinct Series of Shares and the division of any Series into separate Classes of Shares in accordance with this Declaration of Trust and, when applicable, the 1940 Act.  The different Series and Classes shall be established and designated pursuant to Article III, Section 6 hereof.  If no separate Series or Classes of Series shall be established, the Shares shall have the rights, powers and duties provided

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for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series and Classes shall be construed (as the context may require) to refer to the Trust.

(i)	The fact that the Trust shall have one or more established and designated Classes of the Trust, shall not limit the authority of the Board of Trustees to establish and designate additional Classes of the Trust. The fact that one or more Classes of the Trust shall have initially been established and designated without any specific establishment or designation of a Series (i.e., that all Shares of the Trust are initially Shares of one or more Classes) shall not limit the authority of the Board of Trustees to later establish and designate a Series and establish and designate the Class or Classes of the Trust as Class or Classes, respectively, of such Series.
(ii)	The fact that a Series shall have initially been established and designated without any specific establishment or designation of Classes (i.e., that all Shares of such Series are initially of a single Class) shall not limit the authority of the Board of Trustees to establish and designate separate Classes of said Series. The fact that a Series shall have more than one established and designated Class, shall not limit the authority of the Board of Trustees to establish and designate additional Classes of said Series.

(b) The Board of Trustees shall have the power to issue authorized, but unissued Shares of the Trust, or any Series and Class thereof, from time to time for such consideration paid wholly or partly in cash, securities or other property, as may be determined from time to time by the Board of Trustees, subject to any requirements or limitations of the 1940 Act.  The Board of Trustees may classify, reclassify or convert any unissued Shares into one or more Series or Classes that may be established and designated from time to time and, in connection therewith, cause some or all of the Shareholders of the Trust, such Series or Class to become Shareholders of such other Series or Class. The Trust shall not hold treasury shares. Shares of a Series that are reacquired by that Series shall be cancelled. Notwithstanding the foregoing, the Trust and any Series thereof may acquire, hold, sell and otherwise deal in, for purposes of investment or otherwise, the Shares of any other Series of the Trust or Shares of the Trust, and such Shares shall not be deemed treasury shares or cancelled.

(c) Subject to the provisions of Section 6 of this Article III, each Share shall entitle the holder to voting rights as provided in Article V hereof.  Shareholders shall have no preemptive or other right to subscribe for new or additional authorized, but unissued Shares or other securities issued by the Trust or any Series thereof.  The Board of Trustees may from time to time divide or combine the Shares of the Trust or any particular Series thereof into a greater or lesser number of Shares of the Trust or that Series, respectively.  Such division or combination shall not materially change the proportionate beneficial interests of the holders of Shares of the Trust or that Series, as the case may be, in the Trust Property at the time of such division or combination that is held with respect to the Trust or that Series, as the case may be.

(d) Any Trustee, officer or other agent of the Trust, and any organization in which any such Person has an economic or other interest, may acquire, own, hold and dispose of Shares in the Trust or any Series and Class thereof, whether such Shares are authorized but unissued, or already outstanding, to the same extent as if such Person were not a Trustee, officer or other agent

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of the Trust; and the Trust or any Series may issue and sell and may purchase such Shares from any such Person or any such organization, subject to the limitations, restrictions or other provisions applicable to the sale or purchase of such Shares herein and the 1940 Act.

Section 2.  Ownership of Shares.  The ownership of Shares shall be recorded on the books of the Trust kept by the Trust or by a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of the Trust and each Series and each Class thereof that has been established and designated.  No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time.  The Board of Trustees may make such rules not inconsistent with the provisions of the 1940 Act as it considers appropriate for the issuance of Share certificates, the transfer of Shares of the Trust and each Series and Class thereof, if any, and similar matters.  The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of the Trust and each Series and Class thereof and as to the number of Shares of the Trust and each Series and Class thereof held from time to time by each such Shareholder.

Section 3.  Sale of Shares.  Subject to the 1940 Act and applicable law, the Trust may sell its authorized but unissued Shares to such Persons, at such times, on such terms, and for such consideration as the Board of Trustees may from time to time authorize.  Each sale shall be credited to the individual purchaser’s account in the form of full or fractional Shares of the Trust or such Series thereof (and Class thereof, if any), as the purchaser may select, at the net asset value per Share, subject to Section 22 of the 1940 Act, and the rules and regulations adopted thereunder; provided, however, that the Board of Trustees may, in its sole discretion, permit the Principal Underwriter or the selling broker or dealer to impose a sales charge upon any such sale.  Every Shareholder by virtue of having become a Shareholder shall be bound by the terms of this Declaration of Trust. Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any Series.

Notwithstanding anything contained herein to the contrary, the Board of Trustees in its sole discretion may, from time to time, without vote or consent of the Shareholders, determine to issue Shares of any Series or Class only in lots of such aggregate number of Shares as shall be determined at any time by the Board of Trustees in its sole discretion to be called “Creation Units,” and in connection with the issuance of such Creation Units, to charge such transaction fees or such other fees as the Board of Trustees shall determine, provided however that the Board of Trustees in its sole discretion may, from time to time, without vote or consent of the Shareholders, alter the number of Shares constituting a Creation Unit or the fees associated with a Creation Unit. Without limiting the general authority of the Board of Trustees under this Declaration of Trust and the DSTA to delegate its authority, the authority of the Board of Trustees under this paragraph with respect to the establishing and altering of the size of Creation Units and the fees associated with Creation Units may be delegated to any officer of the Trust or the Adviser or otherwise as the Board of Trustees considers desirable.

Section 4.  Status of Shares and Limitation of Personal Liability.  Shares shall be deemed to be personal property giving to Shareholders only the rights provided in this Declaration of Trust, the By-Laws, and under applicable law.  Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division

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of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.  Subject to Article VIII, Section 1 hereof, the death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust and any Series thereof shall not operate to dissolve the Trust or any such Series, nor entitle the representative of any deceased, incapacitated, dissolved, terminated or bankrupt Shareholder to an accounting or to take any action in court or elsewhere against the Trust, the Trustees or any such Series, but entitles such representative only to the rights of said deceased, incapacitated, dissolved, terminated or bankrupt Shareholder under this Declaration of Trust.  Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money other than such as the Shareholder may at any time personally agree to pay.  Each Share, when issued on the terms determined by the Board of Trustees, shall be fully paid and nonassessable.  As provided in the DSTA, Shareholders shall be entitled to the same limitation of personal liability as that extended to stockholders of a private corporation organized for profit under the General Corporation Law of the State of Delaware.

Section 5.  Power of Board of Trustees to Make Tax Status Election.  The Board of Trustees shall have the power, in its discretion, to make and to change elections as to the tax status of the Trust and any Series as may be permitted or required under the Code, without the vote or consent of any Shareholder, including, but not limited to, an initial entity classification election of the Trust and any Series for U.S. federal income tax purposes. In furtherance thereof, the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, is authorized (but not required) to make and to sign any such entity classification election on Form 8832, Entity Classification Election (or successor form thereto), on behalf of the Trust or any Series, sign the consent statement contained therein on behalf of all of the Shareholders thereof, and file the same with the U.S. Internal Revenue Service.

Section 6.  Establishment and Designation of Series and Classes.  The establishment and designation of any Series or Class shall be effective, without the requirement of Shareholder approval, upon the adoption of a resolution by not less than a majority of the then Board of Trustees, which resolution shall set forth such establishment and designation whether directly in such resolutions or by reference to, or approval of, another document that sets forth the designation or otherwise identifies such Series or Class, including any registration statement of the Trust and any amendment of this Declaration of Trust, and may provide, to the extent permitted by the DSTA, for rights, powers and duties of such Series or Class (including variations in the relative rights and preferences as between the different Series and Classes) otherwise than as provided herein. Any action that may be taken by the Board of Trustees with respect to any Series or Class, including any addition, modification, division, combination, classification, reclassification, change of name or termination, may be made in the same manner as the establishment of such Series or Class.

Each Series shall be separate and distinct from any other Series, separate and distinct records on the books of the Trust shall be maintained for each Series, and the assets and liabilities belonging to any such Series shall be held and accounted for separately from the assets and liabilities of the Trust or any other Series.  Each Class of the Trust shall be separate and distinct from any other Class of the Trust.  Each Class of a Series shall be separate and distinct from any

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other Class of the Series.  The liabilities belonging to any such Class shall be held and accounted for separately from the liabilities of the Trust, the Series or any other Class and separate and distinct records on the books of the Trust for the Class shall be maintained for this purpose.  Subject to Article II hereof, each such Series shall operate as a separate and distinct investment medium, with separately defined investment objectives and policies.

Shares of each Series (and Class where applicable) established and designated pursuant to this Section 6, unless otherwise provided to the extent permitted by the DSTA in the resolution establishing and designating such Series or Class, shall have the following rights, powers and duties:

(a) Assets Held with Respect to a Particular Series.  All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors with respect to that Series, and shall be so recorded upon the books of account of the Trust.  Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as “assets held with respect to” that Series.  In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively “General Assets”), the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Board of Trustees, in its sole discretion, deems fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series.  Each such allocation by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

(b) Liabilities Held with Respect to a Particular Series or Class.  The assets of the Trust held with respect to a particular Series shall be charged with the liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust incurred, contracted for or otherwise existing with respect to such Series.  Such liabilities, debts, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular Series are herein referred to as “liabilities held with respect to” that Series.  Any liabilities, debts, obligations, costs, charges, reserves and expenses of the Trust which are not readily identifiable as being liabilities held with respect to any particular Series (collectively “General Liabilities”) shall be allocated by the Board of Trustees, or an appropriate officer as determined by the Board of Trustees, to and among any one or more of the Series in such manner and on such basis as the Board of Trustees in its sole discretion deems fair and equitable.  Each allocation of liabilities, debts, obligations, costs, charges, reserves and expenses by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.  All Persons who have extended credit that has been allocated to a particular Series, or who have a claim or contract that

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has been allocated to any particular Series, shall look exclusively to the assets of that particular Series for payment of such credit, claim, or contract.  In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider shall be deemed nevertheless to have impliedly agreed to such limitation.

Subject to the right of the Board of Trustees in its discretion to allocate General Liabilities as provided herein, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series, whether such Series is now authorized and existing pursuant to this Declaration of Trust or is hereafter authorized and existing pursuant to this Declaration of Trust, shall be enforceable against the assets held with respect to that Series only, and not against the assets of any other Series or the Trust generally and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets held with respect to such Series.  Notice of this limitation on liabilities between and among Series shall be set forth in the Certificate of Trust pursuant to the DSTA, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the DSTA relating to limitations on liabilities between and among Series (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series.

Liabilities, debts, obligations, costs, charges, reserves and expenses related to the distribution of, and other identified expenses that should or may properly be allocated to, the Shares of a particular Class may be charged to and borne solely by such Class.  The bearing of expenses solely by a particular Class of Shares may be appropriately reflected (in a manner determined by the Board of Trustees) and may affect the net asset value attributable to, and the dividend, redemption and liquidation rights of, such Class.  Each allocation of liabilities, debts, obligations, costs, charges, reserves and expenses by or under the direction of the Board of Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

(c) Dividends, Distributions and Redemptions.  Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VI hereof, no dividend or distribution including, without limitation, any distribution paid upon dissolution of the Trust or of any Series with respect to, nor any redemption of, the Shares of any Series or Class of such Series shall be effected by the Trust other than from the assets held with respect to such Series, nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series or the Trust generally except, in the case of a right or claim against the assets held with respect to any other Series, to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.  The Board of Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.  In addition, the Board of Trustees may delegate to a committee of the Board of Trustees or an officer of the Trust, the authority to fix the amount and other terms of any dividend or distribution, including without limitation, the power to fix the declaration, record, ex-dividend, payment and reinvestment dates of the dividend or distribution.

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(d) Voting.  Any matter required to be submitted for approval of any of the Shares and affecting more than one Series or Class shall require approval by the required vote of Shares of the affected Series or Classes voting together as a single Series or Class and, if such matter affects one or more Series or Classes thereof differently from one or more other Series or Classes, approval, to the extent provided by applicable law, this Declaration or resolution of the Trustees, by the required vote of Shares of each such Series or Class voting as a separate Series or Class shall be required in order to be approved with respect to such Series or Class; provided, however, that except to the extent required by the 1940 Act, there shall be no separate class votes on the election or removal of Trustees or the selection of auditors for the Trust and its Series. Shareholders of a particular Series shall not be entitled to vote on any matter that affects the rights or interests of only one or more other Series. There shall be no cumulative voting in the election or removal of Trustees.

(e) Equality.  Each Share of any particular Series shall be equal to each other Share of such Series (subject to the rights and preferences with respect to separate Classes of such Series).

(f) Fractions.  A fractional Share of the Trust or a Series shall carry proportionately all the rights and obligations of a whole Share of the Trust or such Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and dissolution of the Trust or that Series.

(g) Exchange Privilege.  The Board of Trustees shall have the authority to provide that the holders of Shares of any Series shall have the right to exchange said Shares for Shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Trustees, and in accordance with the 1940 Act.

(h) Combination of Series or Classes.

(i) The Board of Trustees shall have the authority, without the approval, vote or consent of the Shareholders of any Series or Class, unless otherwise required by applicable federal law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class; provided that upon completion of such combination of Series or Classes, and in connection therewith cause the Shareholders of such Series or Classes to the Shareholders of such combined Series or Class. The interest of each Shareholder, in the combined assets and liabilities held with respect to the combined Series or Class shall equal the interest of each such Shareholder in the aggregate of the assets and liabilities held with respect to the Series or Classes that were combined.

(ii) The transactions in (i) above may be effected through share-for-share exchanges, transfers or sales of assets, Shareholder in-kind redemptions and purchases, exchange offers, or any other method approved by the Trustees.

(i) Dissolution or Termination.  In addition to the rights granted to the Board of Trustees in the Section 1 of Article VIII of this Declaration of Trust to dissolve a Series or terminate a Class, at any time there are no Shares outstanding in any particular Series or Class

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previously established, the Board of Trustees may dissolve such Series or terminate such Classes and rescind the establishment thereof.

Section 7.  Indemnification of Shareholders.  No Shareholder as such shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust.  If any Shareholder or former Shareholder shall be exposed to liability, charged with liability, or held personally liable, for any obligations or liability of the Trust, by reason of a claim or demand relating exclusively to his or her being or having been a Shareholder of the Trust or a Shareholder of a particular Series thereof, and not because of such Shareholder’s actions or omissions, such Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators, or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust or out of the assets of such Series thereof, as the case may be, against all loss and expense, including without limitation, attorneys’ fees, arising from such claim or demand; provided, however, such indemnity shall not cover (i) any taxes due or paid by reason of such Shareholder’s ownership of any Shares and (ii) expenses charged to a Shareholder pursuant to Article IV, Section 5 hereof.

ARTICLE IV.

THE BOARD OF TRUSTEES

Section 1.  Number, Election, Term, Removal and Resignation.

(a) The Board of Trustees shall be comprised of the Trustees entering into this Declaration of Trust on the date first written above, who shall hold office in accordance with paragraph (c) of this Section 1 and as otherwise provided herein. In accordance with Section 3801 of the DSTA, each Trustee shall become a Trustee and be bound by this Declaration of Trust and the By-Laws when such Person signs this Declaration of Trust as a trustee and/or is duly elected or appointed, qualified and serving on the Board of Trustees in accordance with the provisions hereof and the By-Laws, so long as such signatory or other Person continues in office in accordance with the terms hereof.

(b) The number of Trustees constituting the entire Board of Trustees may be fixed from time to time by the vote of a majority of the then Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15).  The number of Trustees shall not be reduced so as to shorten the term of any Trustee then in office.

(c) Each Trustee shall hold office for the lifetime of the Trust or until such Trustee’s earlier death, resignation, removal, retirement or inability otherwise to serve, or, if sooner than any of such events, until the next meeting of Shareholders called for the purpose of electing Trustees or consent of Shareholders in lieu thereof for the election of Trustees, and until the election and qualification of his or her successor. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act. To the extent required by the 1940 Act, the Shareholders shall elect the Trustees on such dates as the Trustees may fix from time to time. The Shareholders may elect Trustees at any meeting of Shareholders called for that purpose pursuant to the By-Laws. In the

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event that after the proxy material approved by the Trustees has been printed for a meeting of Shareholders at which Trustees are to be elected any one or more nominees approved by the Trustees named in such proxy material dies or becomes incapacitated or is otherwise unable or unwilling to serve, the authorized number of Trustees shall be automatically reduced by the number of such nominees, unless the Board of Trustees prior to the meeting shall otherwise determine. A meeting of Shareholders for the purpose of electing or removing one or more Trustees shall be called by the Board of Trustees as provided in the By-Laws.

(d) Any Trustee may be removed, with or without cause, by the Board of Trustees, by action of a majority of the Trustees then in office, or by vote of the Shareholders at any meeting called by the Board of Trustees for that purpose by a vote of two-thirds (2/3) of the total combined net asset value of all Shares of the Trust and each Series issued and outstanding.

(e) Any Trustee may resign at any time by giving written notice to the secretary of the Trust or to a meeting of the Board of Trustees.  Such resignation shall be effective upon receipt, unless specified to be effective at some later time.

(f) The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to dissolve or terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 2. Reserved.

Section 3.  Powers; Other Business Interests; Quorum and Required Vote.

(a) Powers.  Subject to the provisions of this Declaration of Trust, the business of the Trust (including every Series thereof) shall be managed by or under the direction of the Board of Trustees, and such Board of Trustees shall have all powers necessary or convenient to carry out that responsibility.  The Board of Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that it may consider necessary or appropriate in connection with the operation and administration of the Trust (including every Series thereof).  The Board of Trustees shall not be bound or limited by present or future laws or customs with regard to investments by trustees or fiduciaries, but, subject to the other provisions of this Declaration of Trust and the By-Laws, shall have full authority and absolute power and control over the assets and the business of the Trust (including every Series thereof) to the same extent as if the Board of Trustees was the sole owner of such assets and business in its own right, including such authority, power and control to do all acts and things as it, in its sole discretion, shall deem proper to accomplish the purposes of this Trust.  Without limiting the foregoing, the Board of Trustees may, subject to the requisite vote for such actions as set forth in this Declaration of Trust and the By-Laws:  (1) adopt By-Laws not inconsistent with applicable law or this Declaration of Trust; (2) amend, restate and repeal such By-Laws, subject to and in accordance with the provisions of such By-Laws; (3) fill vacancies on the Board of Trustees in accordance with this Declaration of Trust and the By-Laws; (4) elect and remove such officers, with or without cause, and appoint and terminate such agents as it considers appropriate, in accordance with this Declaration of Trust and the By-Laws; (5) establish and terminate one or more committees of the Board of Trustees which may exercise the powers and authority of the Board of Trustees to the

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extent that the Trustees determine, including a committee consisting of fewer than all of the Trustees then in office, which may act for and bind the Trustees and the Trust, with respect to the institution, prosecution, dismissal, settlement, review or investigation of any legal action, suit, examination, investigation or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body; (6) place Trust Property in custody as required by the 1940 Act, employ one or more custodians of the Trust Property and authorize such custodians to employ sub-custodians and to place all or any part of such Trust Property with a custodian or a custodial system meeting the requirements of the 1940 Act; (7) retain a transfer agent, dividend disbursing agent, a shareholder servicing agent or administrative services agent, or any number thereof or any other service provider as deemed appropriate; (8) provide for the issuance and distribution of Shares in the Trust or other securities or financial instruments directly or through one or more Principal Underwriters or otherwise including through one or more distribution plans of any kind; (9) retain one or more Investment Adviser(s); (10) re-acquire and redeem Shares on behalf of the Trust and transfer Shares pursuant to applicable law; (11) set record dates for the determination of Shareholders with respect to various matters, in the manner provided in the By-Laws; (12) declare and pay dividends and distributions to Shareholders from the Trust Property; (13) hire personnel as staff for the Board of Trustees or, for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, set the compensation to be paid by the Trust to such personnel, exercise exclusive supervision of such personnel, and remove one or more of such personnel, at the discretion of the Board of Trustees; (14) retain special counsel, other experts and/or consultants for the Board of Trustees, for those Trustees who are not Interested Persons of the Trust, the Investment Adviser, or the Principal Underwriter, and/or for one or more of the committees of the Board of Trustees, set the compensation to be paid by the Trust to such special counsel, other experts and/or consultants, and remove one or more of such special counsel, other experts and/or consultants, at the discretion of the Board of Trustees; (15) engage in and prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees, or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a shareholder in its own name or in the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust; and (16) in general delegate such authority as it considers desirable to any Trustee or officer of the Trust, to any committee of the Trust, to any agent or employee of the Trust or to any custodian, transfer, dividend disbursing, shareholder servicing agent, Principal Underwriter, Investment Adviser, or other service provider.

Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or act on behalf of the Trust):

(a) To hold, invest and reinvest its funds, and in connection therewith, to make any changes in the investment of the assets of the Trust, to hold part or all of its funds in cash, to hold cash uninvested, to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, mortgage, hypothecate, transfer, exchange, distribute, write options on, lease,

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lend or otherwise deal in or dispose of any form of property, including foreign currencies, forward foreign currency contracts and related instruments or other assets and financial instruments and contracts for the future acquisition or delivery of fixed income or other securities, and securities or property of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, shares, time notes, units of beneficial interest, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, money market instruments, certificates of deposit or indebtedness, bills, notes, mortgages, commercial paper, repurchase or reverse repurchase agreements, bankers’ acceptances, finance paper, and any options, certificates, receipts, warrants, futures contracts, swaps, forwards, other financial contracts or derivative instruments, dollar rolls, convertible securities, securities issued by affiliated or unaffiliated investment companies registered under the 1940 Act or any series thereof, or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets, and other securities of any kind, as the foregoing are issued, created, guaranteed, or sponsored by any and all Persons, including, without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, and to change the investments of the assets of the Trust;

(b) To exercise any and all rights, powers and privileges with reference to or incident to ownership or interest in respect of any and all such investments, use and enjoyment of any of such securities and other instruments or property of every kind and description, including, but without limitation, the right, power and privilege to own, vote, hold, purchase, sell, negotiate, assign, exchange, lend, transfer, mortgage, hypothecate, lease, pledge or write options with respect to or otherwise deal with, dispose of, use, exercise or enjoy any rights, title, interest, powers or privileges under or with reference to any of such securities and other instruments or property, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons, to exercise any of said rights, powers, and privileges in respect of any of said instruments, and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any of such securities and other instruments or property;

(c) To sell, exchange or otherwise dispose of, lend, pledge, mortgage, hypothecate, lease or write options (including options on futures contracts or other financial instruments) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series, subject to any requirements of the 1940 Act;

(d) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(e) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities and/or other property;

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(f) To hold any security or property in a form not indicating that it is trust property, whether in bearer, book entry, unregistered or other negotiable form, or in its own name or in the name of a Trustee in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

(g) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

(h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

(i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

(j) To borrow funds or other property to raise moneys or otherwise obtain credit in the name of the Trust or Series exclusively for Trust (or such Series) purposes and in connection therewith issue notes or other evidence of indebtedness; and to mortgage, pledge or otherwise subject as security the Trust Property or any part thereof to secure any or all of such indebtedness, including the lending of portfolio securities;

(k) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(l) To endorse or guarantee the payment or undertake the performance of any notes or other contracts, engagements or obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

(m) To purchase and pay for entirely out of Trust Property, or the assets belonging to any appropriate Series, such insurance as the Board of Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action take or omitted that may be determined to constitute negligence, whether or not the Trust would have the power

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to indemnify such Person against liability, to the fullest extent permitted by this Declaration of Trust, the By-Laws and by applicable law;

(n) To operate as and carry out the business of an investment company registered under the 1940 Act, and exercise all the powers necessary or appropriate to the conduct of such operations;

(o) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(p) To purchase or otherwise acquire, own, hold, sell, negotiate, exchange, assign, transfer, mortgage, pledge or otherwise deal with, dispose of, use, exercise or enjoy, property of all kinds;

(q) To buy, sell, mortgage, encumber, hold, own, exchange, rent or otherwise acquire and dispose of, and to develop, improve, manage, subdivide, and generally to deal and trade in real property, improved and unimproved, and wheresoever situated; and to build, erect, construct, alter and maintain buildings, structures, and other improvements on real property;

(r) To borrow or raise moneys for any of the purposes of the Trust, and to mortgage or pledge the whole or any part of the property and franchises of the Trust, real, personal, and mixed, tangible or intangible, and wheresoever situated;

(s) To enter into, make and perform contracts and undertakings of every kind for any lawful purpose, without limit as to amount;

(t) To issue, purchase, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue and transfer, redeem, hold, trade, dispose of and otherwise deal in stocks, Shares, bonds, debentures and other securities, instruments or other property of the Trust pursuant to applicable federal law; establish terms and conditions, including fees and expenses regarding the issuance, sale, redemption, repurchase, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares, stocks, bonds, debentures and other securities or other property of the Trust or any particular Series with respect to which such Shares are issued, from time to time, to such extent as the Board of Trustees shall, consistent with the provisions of this Declaration of Trust, determine; and to re-acquire and redeem, from time to time, its Shares or, if any, its bonds, debentures and other securities;

(u) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of any assets of the Trust or as index receipt agents (as defined in the rules of the National Securities Clearing Corporation) subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

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(v) To establish separate and distinct Series with separately defined investment objectives and policies, distinct investment purposes and separate Shares representing beneficial interests in such Series, and to establish separate Classes of the Trust or any Series, all in accordance with the provisions of this Declaration of Trust;

(w) To interpret the investment policies, practices or limitations of the Trust or any Series or Class;

(x) To engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust or a Series, and out of the assets of the Trust or such Series, as the case may be, to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any Person, including a Shareholder in the Shareholder’s own name or the name of the Trust or such Series, whether or not the Trust, such Series, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or such Series;

(y) To the fullest extent permitted by Section 3804 of the Delaware Act, to allocate assets and liabilities of the Trust to a particular Series, and liabilities to a particular Class, or to apportion the same between or among two (2) or more Series or Classes, as provided for in this Declaration of Trust;

(z) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders unless required by the 1940 Act. Any such other investment company may (but need not) be a trust (formed under the laws of the State of Delaware or of any other state) which is classified as a partnership for federal income tax purposes;

(aa) To declare and make distributions of income and capital gains to Shareholders;

(bb) To provide for separate classes, groups or series of Trustees with respect to any Series or Class or any Trust Property having such relative rights, powers and duties as the Trustees may determine;

(cc) To list the Shares of any Series or Class of any Series or Class of the Trust on one or more exchanges or other trading market in accordance with applicable law and applicable rules of the exchange or trading market;

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(dd) To enter into contracts of any kind and description and carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers;

(ee) Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

(ff) To exercise and enjoy, in Delaware and in any other states, territories, districts and United States dependencies and in foreign countries, all of the foregoing powers, rights and privileges, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred; and

(gg) In general, to carry on any other business in connection with or incidental to its trust purposes, to do everything necessary, suitable or proper for the accomplishment of such purposes or for the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of, or connected with, its business or purposes, objects or powers.

The Trust shall not be limited to investing in obligations maturing before the possible dissolution of the Trust or one or more of its Series.  The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. Neither the Trust nor the Board of Trustees shall be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

The powers of the Board of Trustees set forth in this Section 3(a) are without prejudice to any other powers of the Board of Trustees set forth in this Declaration of Trust and the By-Laws. The Trustees have the power to construe and interpret this Declaration of Trust and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration of Trust by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Except as required by federal law including the 1940 Act, neither the Trustees nor any officer of the Trust shall owe any fiduciary duty to the Trust or any Series or Class or any Shareholder. Unless otherwise expressly provided herein or required by federal law including the 1940 Act, the Trustees shall act in their sole discretion and may take any action or exercise any power without any vote or consent of the Shareholders.

(b) Other Business Interests.  The Trustees shall devote to the affairs of the Trust (including every Series thereof) such time as may be necessary for the proper performance of their duties hereunder, but neither the Trustees nor the officers, directors, shareholders, partners or employees of the Trustees, if any, shall be expected to devote their full time to the performance of such duties.  The Trustees, or any Affiliate, shareholder, officer, director, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in, or possess an interest in, any business or venture other than the Trust or any Series thereof, of any nature and

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description, independently or with or for the account of others.  None of the Trust, any Series thereof or any Shareholder shall have the right to participate or share in such other business or venture or any profit or compensation derived therefrom.

Section 4.  Payment of Expenses by the Trust.  Subject to the provisions of Article III, Section 6 hereof, the Trustees or an authorized officer of the Trust shall pay or cause to be paid out of the principal or income of the Trust or any particular Series or Class thereof, or partly out of the principal and partly out of the income of the Trust or any particular Series or Class thereof, and charge or allocate the same to, between or among such one or more of the Series or Classes that may be established or designated pursuant to Article III, Section 6 hereof, as the Trustees or such officer deems fair, all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with the maintenance or operation of the Trust or a particular Series or Class thereof, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses, fees, charges, taxes and liabilities associated with the services of the Trust’s officers, employees, Investment Adviser(s), Principal Underwriter, auditors, counsel, custodian, sub-custodian, transfer agent, dividend disbursing agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses, fees, charges, taxes and liabilities as the Board of Trustees may deem necessary or proper to incur.

Section 5.  Payment of Expenses by Shareholders.  The Board of Trustees shall have the power, as frequently as it may determine, to cause any Shareholder to pay directly, in advance or arrears, an amount fixed from time to time by the Board of Trustees or an officer of the Trust for charges of the Trust’s custodian or transfer, dividend disbursing, shareholder servicing or similar agent which are not customarily charged generally to the Trust, a Series or a Class, where such services are provided to such Shareholder individually, rather than to all Shareholders collectively, by setting off such amount due from such Shareholder from the amount of (i) declared but unpaid dividends or distributions owed such Shareholder, or (ii) proceeds from the redemption by the Trust of Shares from such Shareholder pursuant to Article VI hereof.

Section 6.  Ownership of Trust Property.  Legal title to all of the Trust Property shall at all times be vested in the Trust, except that the Board of Trustees shall have the power to cause legal title to any Trust Property to be held by or in the name of one or more Trustees, or in the Trust, or in any Person as nominee, on such terms as the Board of Trustees may determine, in accordance with applicable law, with the same effect as if such property were held in the name of the Trust. No creditor of any Trustee shall have any right to obtain possession, or otherwise exercise legal or equitable remedies with respect to, any Trust Property with respect to any claim against, or obligation of, such Trustee in its individual capacity and not related to the Trust or any Series or Class of the Trust. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, retirement, removal, declination to serve, incapacity, or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust, or belonging to any Series, or allocable to any Class thereof, or any right of partition or possession thereof, but each Shareholder shall have, except as

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otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or in assets belonging to the Series (or allocable to the Class) in which the Shareholder holds Shares. The Shares shall be personal property giving only the rights specifically set forth in this Declaration of Trust or the DSTA.

Section 7.  Service Contracts.

(a) Subject to this Declaration of Trust, the By-Laws and the 1940 Act, the Board of Trustees may, at any time and from time to time, cause the Trust or any Series to contract for exclusive or nonexclusive investment advisory or investment management services for the Trust or for any Series thereof with any corporation, trust, association or other organization, including any Affiliate; and any such contract may contain such other terms as the Board of Trustees may determine, including without limitation, delegation of authority to the Investment Adviser to determine from time to time without prior consultation with the Board of Trustees what securities and other instruments or property shall be purchased or otherwise acquired, owned, held, invested or reinvested in, sold, exchanged, transferred, mortgaged, pledged, assigned, negotiated, or otherwise dealt with or disposed of, and what portion, if any, of the Trust Property shall be held uninvested and to make changes in the Trust’s or a particular Series’ investments, or to engage in such other activities, including administrative services, as may specifically be delegated to such party.

(b) The Board of Trustees may also, at any time and from time to time, cause the Trust or any Series to contract with any Person, including any Affiliate, appointing it or them as the exclusive or nonexclusive placement agent, distributor or Principal Underwriter for the Shares of the Trust or one or more of the Series or Classes thereof, or for other securities or financial instruments to be issued by the Trust, or appointing it or them to act as the administrator, fund accountant or accounting agent, custodian, transfer agent, dividend disbursing agent and/or shareholder servicing agent for the Trust or one or more of the Series or Classes thereof.

(c) The Board of Trustees is further empowered, at any time and from time to time, to cause the Trust or any Series contract with any Persons, including any Affiliates, to provide such other services to the Trust or one or more of its Series, as the Board of Trustees determines to be in the best interests of the Trust, such Series and its Shareholders.

(d) None of the following facts or circumstances shall affect the validity of any of the contracts provided for in this Article IV, Section 7, or disqualify any Shareholder, Trustee, employee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust, any Series thereof or the Shareholders, provided that the establishment of and performance of each such contract is permissible under the 1940 Act, and provided further that such Person is authorized to vote upon such contract under the 1940 Act:

(i)	the fact that any of the Shareholders, Trustees, employees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, Adviser, placement agent, Principal Underwriter, distributor, or Affiliate or agent of or for any Person, or for any parent or Affiliate of any Person, with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made, or

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that any such Person, or any parent or Affiliate thereof, is a Shareholder or has an interest in the Trust, or

(ii)	the fact that any Person with which any type of service contract provided for in this Article IV, Section 7 may have been or may hereafter be made also has such a service contract with one or more other Persons, or has other business or interests.

(e) Every contract referred to in this Section 7 is required to comply with this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any stipulation by resolution of the Board of Trustees.

(f) The authority of the Trustees hereunder to authorize the Trust or any Series to enter into contracts or other agreements or arrangements shall include the authority of the Trustees to modify, amend, waive any provision of, supplement, assign all or a portion of, novate, or terminate such contracts, agreements or arrangements. The enumeration of any specific contracts in this Section 7 of Article IV shall in no way be deemed to limit the power and authority of the Trustees as otherwise set forth in this Declaration of Trust to authorize the Trust or any Series to employ, contract with or make payments to such Persons as the Trustees may deem desirable for the transaction of the business of the Trust.

(g) Any Shareholder, Trustee or officer of the Trust may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with the Trust and, subject to applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Shareholder, Trustee or officer of the Trust.

Section 8. Determinations by Board of Trustees. The Board of Trustees may make any determinations they deem necessary with respect to the provisions of this Declaration of Trust, including the following matters: the amount of the assets, obligations, liabilities and expenses of the Trust or any Series or Class; the amount of the net income of the Trust or any Series or Class from dividends, capital gains, interest or other sources for any period and the amount of assets at any time legally available for the payment of dividends or distributions; which items are to be treated as income and which as capital; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged); the market value, or any other price to be applied in determining the market value, or the fair value, of any security or other asset owned or held by the Trust or any Series or Class; the number of Shares of the Trust or any Series or Class issued or issuable; and the net asset value per Share.

Section 9. Delegation by Trustees. Subject only to any limitations required by federal law, including the 1940 Act, the Board of Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Board of Trustees, any committee composed of members of the Board of Trustees and other persons and any committee composed only of persons other than members of the Board of Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, Investment Adviser, sub-adviser, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Board of Trustees shall not cause any of the Trustees to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, Investment Adviser, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration of Trust to the right of the Board of Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration of Trust to the authorized agents of the Board of Trustees or any other Person to whom any power or authority has been or may be delegated pursuant to any specific provision of this Declaration of Trust, shall not limit the authority of the Board of Trustees to delegate any other power or authority under this Declaration of Trust to any Person, subject only to any limitations under federal law, including the 1940 Act.

Section 10. Small Accounts. The Trustees or their authorized agents may establish, from time to time, one or more minimum investment amounts for Shareholder accounts, which may differ within and among any Series or Class, and may impose account fees on (which may be satisfied by involuntarily redeeming the requisite number of Shares in any such account in the amount of such fee), and/or require the involuntary redemption of Shares held in, those accounts the net asset value of which for any reason falls below such established minimum investment amounts, or may authorize the Trust to convert any such Shares in such account to Shares of another Series or Class (whether of the same or a different Series), or take any other such action with respect to minimum investment amounts as may be deemed necessary or appropriate by the Trustees or their authorized agents, in each case upon such terms as shall be established by the Trustees or their authorized agents.

ARTICLE V.

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1.  Voting Powers.  Subject to the provisions of Article III, Section 6 hereof, the Shareholders shall have the power to vote only (i) on such matters required by this Declaration of Trust, the By-Laws, the 1940 Act, other applicable law and any registration statement of the Trust filed with the Commission, the registration of which is effective; and (ii) on such other matters as the Board of Trustees may consider necessary or desirable.  Subject to Article III hereof, the Shareholder of record (as of the record date established pursuant to the By-Laws) of each Share shall be entitled to one vote for each full Share, and a fractional vote for each fractional Share.  Shareholders shall not be entitled to cumulative voting in the election of Trustees or on any other matter. Provisions relating to meetings, quorum, required vote, record date and other matters relating to Shareholder voting rights are as provided in the By-Laws.

ARTICLE VI.

NET ASSET VALUE; DISTRIBUTIONS;
REDEMPTIONS; TRANSFERS

Section 1.  Determination of Net Asset Value, Net Income and Distributions.

(a) Subject to Article III, Section 6 hereof, the Board of Trustees shall have the power to determine from time to time the offering price for authorized, but unissued, Shares of the Trust or any Series or Class thereof, respectively, that shall yield to the Trust or such Series or Class not less than the net asset value thereof, in addition to any amount of applicable sales charge to be paid to the Principal Underwriter or the selling broker or dealer in connection with the sale of such Shares, at which price the Shares of the Trust or such Series or Class, respectively, shall be offered for sale, subject to any other requirements or limitations of the 1940 Act.

(b) Subject to Article III, Section 6 hereof, the Board of Trustees may, subject to the 1940 Act, prescribe (or delegate to any officer of the Trust or any other Person the right to prescribe) such bases and time (including any methodology or plan) for determining the net asset value per Share of the Trust or any Series or Class thereof, or net income attributable to the Shares of the Trust or any Series or Class thereof or the declaration and payment of dividends and distributions on the Shares of the Trust or any Series or Class thereof, as it may deem necessary or desirable, and such dividends and distributions may vary between the Classes to reflect differing allocations of the expenses of the Trust between such Classes to such extent and for such purposes as the Trustees may deem appropriate.

(c) The Shareholders of the Trust or any Series or Class, if any, shall be entitled to receive dividends and distributions, when, if and as declared by the Board of Trustees with respect thereto, provided that with respect to Classes, such dividends and distributions shall comply with the 1940 Act.  The right of Shareholders to receive dividends or other distributions on Shares of any Class may be set forth in a plan adopted by the Board of Trustees and amended from time to time pursuant to the 1940 Act.  No Share shall have any priority or preference over any other Share of the Trust with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; provided however, that

(i)	if the Shares of the Trust are divided into Series thereof, no Share of a particular Series shall have any priority or preference over any other Share of the same Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust or of such Series made pursuant to Article VIII, Section 1 hereof;
(ii)	if the Shares of the Trust are divided into Classes thereof, no Share of a particular Class shall have any priority or preference over any other Share of the same Class with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of the Trust made pursuant to Article VIII, Section 1 hereof; and
(iii)	if the Shares of a Series are divided into Classes thereof, no Share of a particular Class of such Series shall have any priority or preference over any other Share of the same Class of such Series with respect to dividends or distributions paid in the ordinary course of business or distributions upon dissolution of such Series made pursuant to Article VIII, Section 1 hereof.

(d) All dividends and distributions shall be made ratably among all Shareholders of the Trust, a particular Class of the Trust, a particular Series, or a particular Class of a Series from the Trust Property held with respect to the Trust, such Series or such Class, respectively, according to the number of Shares of the Trust, such Series or such Class held of record by such Shareholders on the record date for any dividend or distribution; provided however, that

(i)	if the Shares of the Trust are divided into Series thereof, all dividends and distributions from the Trust Property and, if applicable, held with respect to such Series, shall be distributed to each Series thereof according to the net asset value computed for such Series and within such particular Series, shall be distributed ratably to the Shareholders of such Series according to the number of Shares of such Series held of record by such Shareholders on the record date for any dividend or distribution; and
(ii)	if the Shares of the Trust or of a Series are divided into Classes thereof, all dividends and distributions from the Trust Property and, if applicable, held with respect to the Trust or such Series, shall be distributed to each Class thereof according to the net asset value computed for such Class and within such particular Class, shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by such Shareholders on the record date for any dividend or distribution.

(e) Without limiting the generality of the foregoing, but subject to applicable federal law, including the 1940 Act, any dividend or distribution may be paid in cash and/or securities or other property, and the composition of any such distribution shall be determined by the Trustees (or by any officer of the Trust or any other Person to whom such authority has been delegated by the Trustees).

(f) Before payment of any dividend there may be set aside out of any funds of the Trust, or the applicable Series thereof, available for dividends such sum or sums as the Board of Trustees may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or any Series thereof, or for such other lawful purpose as the Board of Trustees shall deem to be in the best interests of the Trust, or the applicable Series, as the case may be, and the Board of Trustees may abolish any such reserve in the manner in which the reserve was created.

Section 2.  Redemptions at the Option of a Shareholder.  Unless otherwise provided in the prospectus of the Trust relating to the Shares, as such prospectus may be amended from time to time:

(a) Except as otherwise provided or permitted pursuant to an exemptive order issued by the Commission or a rule or interpretation that may be adopted or issued by the Commission, the Trust shall purchase such Shares as are offered by any Shareholder for redemption upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares and/or in accordance with such other procedures for redemption as the Board of Trustees may from time to time authorize.  If certificates have been issued to a Shareholder, any request for redemption by such Shareholder must be accompanied by surrender of any outstanding certificate or certificates for such Shares in form for transfer, together with such proof of the authenticity of signatures as may reasonably be required on such Shares and accompanied by proper stock transfer stamps, if applicable.

Notwithstanding the foregoing, if the Board of Trustees determines, pursuant to Article III, Section 3 hereof, to issue shares of any Series or Class in Creation Units, then such Shares shall be redeemable only in accordance with such procedures or methods prescribed or approved by the Board of Trustees from time to time.  Further, such Series or Class or the principal underwriter of such Series or Class shall be obligated to purchase said Shares only where the number of Shares subject to the purchase request aggregates to one or more Creation Units, and unless the Board of Trustees otherwise determines, there shall be no redemption of partial or fractional Creation Units hereunder. The Board of Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act, regarding redemption of Shares in the Trust’s then effective prospectus under the Securities Act of 1933.

(b) The Trust shall pay for such Shares the net asset value thereof as determined by the Trustees (or by such Person to whom such determination has been delegated) (excluding any applicable redemption fee, sales load, deferred sales charge, transaction fees (including with respect to the redemption of Creation Units, any transaction fees charged in connection with such a redemption) or any such other fees as the Board of Trustees shall determine), in accordance with this Declaration of Trust, the By-Laws, the 1940 Act, any exemption therefrom issued by the Commission upon which the Trust or the applicable Series relies, and other applicable law.  Payments for Shares so redeemed by the Trust shall be made in cash, except payment for such Shares may, at the option of the Board of Trustees, or such officer or officers as it may duly authorize in its complete discretion, be made in kind or partially in cash and partially in kind.  In case of any payment in kind, the Board of Trustees, or its authorized officers, shall have absolute discretion, subject to the 1940 Act and any exemption therefrom issued by the Commission upon which the Trust or the applicable Series relies, as to what security or securities of the Trust or the applicable Series shall be distributed in kind and the amount of the same; and the securities shall be valued for purposes of distribution at the value at which they were appraised in computing the then current net asset value of the Shares, provided that any Shareholder who cannot legally acquire securities so distributed in kind shall receive cash to the extent permitted by the 1940 Act.  Shareholders shall bear the expenses of in-kind transactions, including, but not limited to, transfer agency fees, custodian fees and costs of disposition of such securities.

(c) Subject to the 1940 Act and any exemption therefrom issued by the Commission upon which the Trust or the applicable Series relies, payment by the Trust for such redemption of Shares shall be made by the Trust to the Shareholder within seven days after the date on which the redemption request is received in proper form and/or such other procedures authorized by the Board of Trustees are complied with; provided, however, that if payment shall be made other than exclusively in cash, any securities to be delivered as part of such payment shall be delivered as promptly as any necessary transfers of such securities on the books of the several corporations or other Person whose securities are to be delivered practicably can be made, which may not necessarily occur within such seven-day period.  In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

(d) The obligations of the Trust set forth in this Section 2 are subject to the provision that such obligations may be suspended or postponed by the Board of Trustees (1) during any time the New York Stock Exchange (the “Exchange”) is closed for other than weekends or holidays; (2) if permitted by the rules of the Commission, during periods when trading on the Exchange is restricted; (3) during any National Financial Emergency; or (4) as otherwise permitted under the 1940 Act or any exemption therefrom issued by the Commission upon which the Trust or the applicable Series relies.  The Board of Trustees may, in its discretion, declare that the suspension relating to a National Financial Emergency shall terminate, as the case may be, on the first business day on which the Exchange shall have reopened or the period specified above shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Board of Trustees shall be conclusive). In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per Share next determined after the termination of such suspension, less any fees imposed on such redemption.

(e) The right of any Shareholder of the Trust or any Series or Class thereof to receive dividends or other distributions on Shares redeemed and all other rights of such Shareholder with respect to the Shares so redeemed, except the right of such Shareholder to receive payment for such Shares, shall cease at the time the purchase price of such Shares shall have been fixed, as provided above.

Section 3.  Redemptions at the Option of the Trust.  At the option of the Board of Trustees the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem Shares or authorize the closing of any Shareholder account, subject to such conditions and for such reasons as may be established from time to time by the Board of Trustees, including, without limitation, (i) the determination of the Trustees that direct or indirect ownership of Shares of the Trust or any Series has or may become concentrated in such Shareholder to an extent that would disqualify any Series as a regulated investment company under the Code (or any successor statute thereto), (ii) the failure of a Shareholder to supply a tax identification number if required to do so, or to have the minimum investment required (which may vary by Series or Class), (iii) if the Share activity of the account or ownership of Shares by a particular Shareholder is deemed by the Trustees either to affect adversely the management of the Trust or any Series or Class or not to be in the best interests of the remaining Shareholders of the Trust or any Series or Class or (iv) the failure of a Shareholder to pay when due for the purchase of Shares issued to him. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

Section 4. Shareholder Disclosure Obligations. The Shareholders shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of federal law, including the 1940 Act and the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing or regulatory authority.

Section 5.  Transfer of Shares.  Shares shall be transferable in accordance with the provisions of the By-Laws.

ARTICLE VII.

LIMITATION OF LIABILITY
AND INDEMNIFICATION OF AGENT

Section 1.  Limitation of Liability.

(a) For the purpose of this Article, “Agent” means any Person who is or was a Trustee, officer, employee or other agent of the Trust or is or was serving at the request of the Trust as a trustee, director, officer, employee or other agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; “Proceeding” means any threatened, pending or completed claim, demand, suit, inquiry, action or proceeding or other occurrence of a similar nature, whether civil, criminal, administrative or investigative; and “Expenses” include without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Article.

(b) An Agent shall be liable to the Trust and to any Shareholder for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing, for such Agent’s own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Agent (such conduct referred to herein as “Disqualifying Conduct”), and for nothing else.

(c) Subject to subsection (b) of this Section 1 and to the fullest extent that limitations on the liability of Agents are permitted by the DSTA, the Agents shall not be responsible or liable in any event for any act or omission of any other Agent of the Trust or any Investment Adviser or Principal Underwriter of the Trust.

(d) No Agent, when acting in its respective capacity as such, shall be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in subsections (b) and (c) of this Section 1, for any act, omission or obligation of the Trust or any Trustee thereof.

(e) Each Trustee, officer and employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by the Investment Adviser, the Principal Underwriter, any other Agent, selected dealers, accountants, appraisers or other experts or consultants regardless of whether such counsel or expert may also be a Trustee, as to matters the Trustee, officer or employee of the Trust reasonably believes are within such Person’s professional or expert competence. The officers and Trustees may obtain the advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, the By-Laws, applicable law and their respective duties as officers or Trustees.  No such officer or Trustee shall be liable for any act or omission in accordance with such advice, records and/or reports and no inference concerning liability shall arise from a failure to follow such advice, records and/or reports.  The appointment, designation or identification of a Trustee as chair of the Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall affect in any way that Trustee’s rights or entitlement to indemnification or advancement of expenses. The officers and Trustees shall not be required to give any bond hereunder, nor any surety if a bond is required by applicable law.

(f) The failure to make timely collection of dividends or interest, or to take timely action with respect to entitlements, on the Trust’s securities issued in emerging countries, shall not be deemed to be negligence or other fault on the part of any Agent, and no Agent shall have any liability for such failure or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Trust’s assets or from any war or political act of any foreign government to which such assets might be exposed, except, in the case of a Trustee or officer, for liability resulting from such Trustee’s or officer’s Disqualifying Conduct.

(g) The limitation on liability contained in this Article applies to events occurring at the time a Person serves as an Agent whether or not such Person is an Agent at the time of any Proceeding in which liability is asserted.

(h) No amendment or repeal of this Article shall adversely affect any right or protection of an Agent that exists at the time of such amendment or repeal.

(i) All Persons extending credit to, contracting with or having any claim against the Trust or any Series shall look only to the assets of the Trust or any applicable Series that such Person extended credit to, contracted with or has a claim against, and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

(j) Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

Section 2.  Indemnification.

(a) Indemnification by Trust.  The Trust shall indemnify, out of Trust Property, to the fullest extent permitted under applicable law, any Person who was or is a party, potential party or non-party witness or is threatened to be made a party, potential party or non-party witness to any Proceeding, or is otherwise involved in a Proceeding, by reason of the fact that such Person is or was an Agent of the Trust, against Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such Proceeding if such Person acted in good faith or in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such Person was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction or plea of nolo contendere or its equivalent shall not of itself create a presumption that the Person did not act in good faith or that the Person had reasonable cause to believe that the Person’s conduct was unlawful.

(b) Exclusion of Indemnification.  Notwithstanding any provision to the contrary contained herein, there shall be no right to indemnification for any liability arising by reason of the Agent’s Disqualifying Conduct.  In respect of any claim, issue or matter as to which that Person shall have been adjudged to be liable in the performance of that Person’s duty to the Trust or the Shareholders, indemnification shall be made only to the extent that the court in which that action was brought shall determine, upon application or otherwise, that in view of all the circumstances of the case, that Person was not liable by reason of that Person’s Disqualifying Conduct.

(c) Required Approval.  Any indemnification under this Article shall be made by the Trust if authorized in the specific case on a determination that indemnification of the Agent is proper in the circumstances by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Agent was not liable by reason of Disqualifying Conduct (including, but not limited to, dismissal of either a court action or an administrative proceeding against the Agent for insufficiency of evidence of any Disqualifying Conduct) or, (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Agent was not liable by reason of Disqualifying Conduct, by (1) the vote of a majority of a quorum of the Trustees who are not (x) Interested Persons of the Trust, (y) parties to the proceeding, or (z) parties who have any economic or other interest in connection with such specific case (the “disinterested, non-party Trustees”); or (2) by independent legal counsel in a written opinion.

(d) Advancement of Expenses.  Expenses incurred by an Agent in defending any Proceeding shall be advanced by the Trust before the final disposition of the Proceeding on receipt of an undertaking by or on behalf of the Agent to repay the amount of the advance if it shall be determined ultimately that the Agent is not entitled to be indemnified as authorized in this Article; provided, that at least one of the following conditions for the advancement of expenses is met:  (i) the Agent shall provide a security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the disinterested, non-party Trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Agent ultimately will be found entitled to indemnification. Subject to the foregoing, any such advancements shall be made within thirty (30) days of the request for expense reimbursement.

(e) Other Contractual Rights.  Nothing contained in this Article shall affect any right to indemnification to which Persons other than Trustees and officers of the Trust or any subsidiary thereof may be entitled by contract or otherwise.

(f) Fiduciaries of Employee Benefit Plan.  This Article does not apply to any Proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that Person’s capacity as such, even though that Person may also be an Agent of the Trust as defined in Section 1 of this Article.  Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than this Article.

Section 3.  Insurance.  To the fullest extent permitted by applicable law, the Board of Trustees shall have the authority to purchase with Trust Property, insurance for liability and for all Expenses reasonably incurred or paid or expected to be paid by an Agent in connection with any Proceeding in which such Agent becomes involved by virtue of such Agent’s actions, or omissions to act, in its capacity or former capacity with the Trust, whether or not the Trust would have the power to indemnify such Agent against such liability.

Section 4.  Derivative Actions.  In addition to the requirements set forth in Section 3816 of the DSTA, a Shareholder or Shareholders may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Board of Trustees to bring the subject action unless an effort to cause the Board of Trustees to bring such an action is not likely to succeed.  For purposes of this Section 4, a demand on the Board of Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as such term is defined in the DSTA).

(b) Unless a demand is not required under paragraph (a) of this Section 4, Shareholders eligible to bring such derivative action under the DSTA who hold at least 10% of the outstanding Shares of the Trust, or 10% of the outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Board of Trustees to commence such action; and

(c) Unless a demand is not required under paragraph (a) of this Section 4, the Board of Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim.  The Board of Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Board of Trustees determine not to bring such action.

For purposes of this Section 4, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are “independent trustees” (as such term is defined in the DSTA).

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder of the Trust or any Series or Class thereof agrees that any claim that affects all Shareholders of a Series or Class equally, that is, proportionately based on their number of Shares in such Series or Class, must be brought as a derivative claim subject to this Section 4 irrespective of whether such claim involves a violation of the Shareholders’ rights under this Declaration of Trust or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim.

This Section 4 will not apply to claims brought under the federal securities laws.

Section 5.  Jurisdiction and Waiver of Jury Trial. Any suit, action or proceeding brought by or in the right of any Shareholder or any person claiming any interest in any Shares seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Declaration of Trust or the Trust, any Series or Class or any Shares, including any claim of any nature against the Trust, any Series or Class, the Trustees or officers of the Trust, shall be brought exclusively in the United States District Court for the Southern District of New York or, solely with respect to matters relating to the organization or internal affairs of the Trust or as otherwise required by law, the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, in the Superior Court of Delaware, and all Shareholders and other such Persons hereby irrevocably consent to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection they may make now or hereafter have to the laying of the venue of any such suit, action or proceeding in such courts or that any such suit, action or proceeding brought in any such courts has been brought in an inconvenient forum; and further, in connection with any such suit, action, or proceeding brought in such courts, all Shareholders and all other such Persons irrevocably waive the right to a trial by jury to the fullest extent permitted by law. All Shareholders and other such Persons agree that service of summons, complaint or other process in connection with any proceedings may be made by registered or certified mail or by overnight courier addressed to such Person at the address shown on the books and records of the Trust for such Person or at the address of the Person shown on the books and records of the Trust with respect to the Shares that such Person claims an interest in. Service of process in any such suit, action or proceeding against the Trust or any Trustee or officer of the Trust may be made at the address of the Trust’s registered agent in the State of Delaware. Any service so made shall be effective as if personally made in the State of Delaware. No provision of this Section 5 shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.  This Section 5 will not apply to claims brought under the federal securities laws.

ARTICLE VIII.

CERTAIN TRANSACTIONS

Section 1.  Dissolution of Trust or Series.  The Trust and each Series shall have perpetual existence, except that the Trust (or a particular Series) shall be dissolved:

(a) With respect to the Trust, the Trust may be dissolved at any time by the Board of Trustees by written notice to the Shareholders of the Trust; or

(b) With respect to any Series, a Series may be dissolved and/or liquidated at any time by the Board of Trustees by written notice to the Shareholders of such Series; or

(c) With respect to any Class of Shares, a Class may be terminated and/or liquidated at any time by the by the Board of Trustees by written notice to the Shareholders of such Class; or

(d) With respect to any Series or Class, any action to dissolve the Trust shall be deemed to also be an action to dissolve and/or liquidate each Series, and to terminate and/or liquidate each Class.

(e) Upon dissolution of the Trust (or a particular Series, as the case may be), the Board of Trustees shall (in accordance with Section 3808 of the DSTA) pay or make reasonable provision to pay all claims and obligations of the Trust and/or each Series (or the particular Series, as the case may be), including, without limitation, all contingent, conditional or unmatured claims and obligations known to the Trust, and all claims and obligations which are known to the Trust, but for which the identity of the claimant is unknown.  If there are sufficient assets held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid in full and any such provisions for payment shall be made in full.  If there are insufficient assets held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be), such claims and obligations shall be paid or provided for according to their priority and, among claims and obligations of equal priority, ratably to the extent of assets available therefor.  Any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust and/or each Series of the Trust (or the particular Series, as the case may be) shall be distributed to the Shareholders of the Trust and/or each Series of the Trust (or the particular Series, as the case may be) ratably according to the number of Shares of the Trust and/or such Series thereof (or the particular Series, as the case may be) held of record by the several Shareholders on the date for such dissolution distribution; provided, however, that if the Shares of the Trust or a Series are divided into Classes thereof, any remaining assets (including, without limitation, cash, securities or any combination thereof) held with respect to the Trust or such Series, as applicable, shall be distributed to each Class of the Trust or such Series according to the net asset value computed for such Class and within such particular Class, shall be distributed ratably to the Shareholders of such Class according to the number of Shares of such Class held of record by the several Shareholders on the date for such dissolution distribution.  Upon the completion of the winding up of the Trust in accordance with Section 3808 of the DSTA and its termination, any one (1) Trustee shall execute, and cause to be filed a certificate of cancellation of the Certificate of Trust with the office of the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the DSTA. In connection with the dissolution and liquidation of the Trust or the termination of any Series or any Class, the Trustees may provide for the establishment and utilization of a liquidating trust or similar vehicle.

Section 2.  Merger or Consolidation; Conversion; Statutory Division; Reorganization.

(a) Merger or Consolidation.  Pursuant to an agreement of merger or consolidation, the Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to merge or consolidate with or into one or more statutory trusts or “other business entities” (as defined in Section 3801 of the DSTA) formed or organized or existing under the laws of the State of Delaware or any other state of the United States or any foreign country or other foreign jurisdiction.  Any such merger or consolidation shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days’ prior written notice to the Shareholders of such merger or consolidation.  By reference to Section 3815(f) of the DSTA, any agreement of merger or consolidation approved in accordance with this Section 2(a) may, without a Shareholder vote, unless required by the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, effect any amendment to this Declaration of Trust or the By-Laws or effect the adoption of a new governing instrument if the Trust is the surviving or resulting statutory trust in the merger or consolidation, which amendment or new governing instrument shall be effective at the effective time or date of the merger or consolidation.  In all respects not governed by the DSTA, the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a merger or consolidation, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.  In connection with any merger or consolidation, if the Trust is the surviving or resulting statutory trust, any one (1) Trustee shall execute, and cause to be filed, a certificate of merger or consolidation in accordance with Section 3815 of the DSTA.

(b) Conversion.  The Board of Trustees, by vote of a majority of the Trustees, may cause (i) the Trust to convert to an “other business entity” (as defined in Section 3801 of the DSTA) formed or organized under the laws of the State of Delaware as permitted pursuant to Section 3821 of the DSTA; (ii) the Shares of the Trust or any Series or Class to be converted into beneficial interests in another statutory trust (or series or class thereof) created pursuant to this Section 2 of this Article VIII, or (iii) the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law.  Any such statutory conversion, Share conversion or Share exchange shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days’ prior written notice to the Shareholders of the Trust of any conversion of Shares of the Trust pursuant to Subsections (b)(i) or (b)(ii) of this Section 2 or exchange of Shares of the Trust pursuant to Subsection (b)(iii) of this Section 2, and at least thirty (30) days’ prior written notice to the Shareholders of a particular Series or Class of any conversion of Shares of such Series or Class pursuant to Subsection (b)(ii) of this Section 2 or exchange of Shares of such Series or Class pursuant to Subsection (b)(iii) of this Section 2.  In all respects not governed by the DSTA, the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a statutory conversion, Share conversion or Share exchange, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series or Class thereof into beneficial interests in such separate statutory trust or trusts (or series or class thereof).

(c) Statutory Division.  Pursuant to a plan of division adopted pursuant to Section 3825 of the DSTA (a “Statutory Division”), the Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to divide into one or more “resulting trusts” (as defined in Section 3825 of the DSTA) formed under the laws of the State of Delaware, with or without the Trust continuing as a “surviving trust” (as defined in Section 3825 of the DSTA). Any such Statutory Division shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days’ prior written notice to the Shareholders of such Statutory Division.  By reference to Section 3825(f) of the DSTA, any Statutory Division approved in accordance with this Section 2(c) may, without a Shareholder vote, unless required by the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, effect any amendment to this Declaration of Trust or the By-Laws of this Trust or effect the adoption of a new governing instrument if the Trust is a “surviving trust” under Section 3825 of the DSTA, which amendment or new governing instrument shall be effective at the effective time or date of the Statutory Division.  In all respects not governed by the DSTA, the 1940 Act, other applicable law or the requirements of any securities exchange on which Shares are listed for trading, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish a Statutory Division or other division of the Trust into one or more statutory trusts, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.  In connection with any Statutory Division, any one (1) Trustee shall execute, and cause to be filed, a certificate of division in accordance with Section 3825(h) of the DSTA, and all of the trustees of each “resulting trust” (as defined in Section 3825 of the DSTA) shall execute, and cause to be filed, a certificate of trust that complies with Section 3810 of the DSTA for each such “resulting trust” in accordance with Section 3811 of the DSTA.

(d) Reorganization.  The Board of Trustees, by vote of a majority of the Trustees, may cause the Trust to sell, convey and transfer all or substantially all of the assets of the Trust (“sale of Trust assets”) or all or substantially all of the assets associated with any one or more Series (“sale of such Series’ assets”) or any one or more Classes (“sale of such Class’s assets”), to another trust, statutory trust, partnership, limited partnership, limited liability company, corporation or other association organized under the laws of any state, or to one or more separate series or class thereof, or to the Trust to be held as assets associated with one or more other Series or Class of the Trust, in exchange for cash, shares or other securities (including, without limitation, in the case of a transfer to another Series or Class of the Trust, Shares of such other Series or Class) with such sale, conveyance and transfer either (a) being made subject to, or with the assumption by the transferee of, the liabilities associated with the Trust or the liabilities associated with the Series or Class the assets of which are so transferred, as applicable, or (b) not being made subject to, or not with the assumption of, such liabilities.  Any such sale, conveyance and transfer shall not require the vote of the Shareholders unless such vote is required by the 1940 Act; provided however, that the Board of Trustees shall provide at least thirty (30) days’ prior written notice to the Shareholders of the Trust of any such sale of Trust assets, at least thirty (30) days’ prior written notice to the Shareholders of a particular Series of any sale of such Series’ assets, and at least thirty (30) days’ prior written notice to the Shareholders of a particular Class of any sale of such Class’s assets.  Following such sale of Trust assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of the Trust (giving due effect to the assets and liabilities associated with and any other differences among the various Series the assets associated with which have been so sold, conveyed and transferred, and due effect to the differences among the various Classes within each such Series).  Following a sale of such Series’ assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of such Series (giving due effect to the differences among the various Classes within each such Series).  Following a sale of such Class’s assets, the Board of Trustees shall distribute such cash, shares or other securities ratably among the Shareholders of such Class. If all of the assets of the Trust have been so sold, conveyed and transferred, the Trust shall be dissolved; and if all of the assets of a Series or Class have been so sold, conveyed and transferred, such Series and the Classes thereof, or such Class, shall be dissolved.  In all respects not governed by the DSTA, the 1940 Act or other applicable law, the Board of Trustees shall have the power to prescribe additional procedures necessary or appropriate to accomplish such sale, conveyance and transfer, including the power to create one or more separate statutory trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares into beneficial interests in such separate statutory trust or trusts.

Section 3.  Master-Feeder Structure.  If permitted by the 1940 Act or any exemptive order issued by the Commission or a rule or interpretation that may be adopted or issued by the Commission upon which the Trust or any Series relies, the Board of Trustees, by vote of a majority of the Trustees, and without a Shareholder vote, may cause the Trust or any one or more Series to convert to a master-feeder structure (a structure in which a feeder fund invests all of its assets in a master fund, rather than making investments in securities directly) and thereby cause existing Series of the Trust to either become feeders in a master fund, or to become master funds in which other funds are feeders.

Section 4.  Absence of Appraisal or Dissenters’ Rights.  No Shareholder shall be entitled, as a matter of right, to relief as a dissenting Shareholder in respect of any proposal or action involving the Trust or any Series or any Class thereof.

ARTICLE IX.

AMENDMENTS

Section 1.  Amendments Generally.  This Declaration of Trust may be restated and/or amended at any time by an instrument in writing signed by not less than a majority of the Board of Trustees and, to the extent required by the 1940 Act or the requirements of any securities exchange on which Shares are listed for trading, by approval of such amendment by the Shareholders in accordance with Article III, Section 6 hereof and Article V hereof.  Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval or upon such future date and time as may be stated therein.  The Certificate of Trust shall be restated and/or amended at any time by the Board of Trustees, without Shareholder approval, as necessary or desirable to reflect any change in the information set forth therein.  Any such restatement and/or amendment of the Certificate of Trust shall be executed by at least one (1) Trustee and shall be effective immediately upon its filing with the office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

ARTICLE X.

MISCELLANEOUS

Section 1.  References; Headings; Counterparts.  In this Declaration of Trust and in any restatement hereof and/or amendment hereto, references to this instrument, and all expressions of similar effect to “herein,” “hereof” and “hereunder,” shall be deemed to refer to this instrument as so restated and/or amended.  Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument.  Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable.  Any references herein to specific sections of the DSTA, the Code or the 1940 Act shall refer to such sections as amended from time to time or any successor sections thereof.  This instrument may be executed in any number of counterparts, each of which shall be deemed an original. To the extent permitted by the 1940 Act, (a) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be executed by one or more Trustees may be executed by means of original, facsimile or electronic signature and (b) any document, consent, instrument or notice referenced in or contemplated by this Declaration of Trust or the By-Laws that is to be given or delivered in writing by or to one or more Trustees may be given or delivered by facsimile or electronic transmission (as defined in the DSTA).  The terms “include,” “includes” and “including” and any comparable terms shall be deemed to mean “including, without limitation.”

Section 2.  Applicable Law.  This Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the applicable provisions of the 1940 Act and the Code; provided, that, all matters relating to or in connection with the conduct of Shareholders’ and Trustees’ meetings (excluding, however, the Shareholders’ right to vote), including, without limitation, matters relating to or in connection with record dates, notices to Shareholders or Trustees, nominations and elections of Trustees, voting by, and the validity of, Shareholder proxies, quorum requirements, meeting adjournments, meeting postponements and inspectors, which are not specifically addressed in this Declaration of Trust, in the By-Laws or in the DSTA (other than DSTA Section 3809), or as to which an ambiguity exists, shall be governed by the Delaware General Corporation Law, and judicial interpretations thereunder, as if the Trust were a Delaware corporation, the Shareholders were shareholders of such Delaware corporation and the Trustees were directors of such Delaware corporation; provided, further, however, that there shall not be applicable to the Trust, the Trustees, the Shareholders or any other Person or to this Declaration of Trust or the By-Laws (a) the provisions of Sections 3533, 3540 and 3583(a) of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the DSTA) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the indemnification, acts or powers of trustees or other Persons, which are inconsistent with the limitations of liabilities or authorities and powers of the Trustees or officers of the Trust set forth or referenced in this Declaration of Trust or the By-Laws.  The Trust shall be a Delaware statutory trust pursuant to the DSTA, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a statutory trust.

Section 3. Inspection of Records and Reports. Every Trustee shall have the absolute right during the Trust’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents. No Shareholder shall have any right to inspect any account, book or document of the Trust that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 4.  Provisions in Conflict with Law or Regulations.

(a) The provisions of this Declaration of Trust are severable, and if the Board of Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the Code, the DSTA, or with other applicable laws and regulations, the conflicting provision shall be deemed not to have constituted a part of this Declaration of Trust from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

(b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

Section 5.  Statutory Trust Only.  It is the intention of the Trustees to create hereby a statutory trust pursuant to the DSTA, and thereby to create the relationship of trustee and beneficial owners within the meaning of the DSTA between, respectively, the Trustees and each Shareholder.  It is not the intention of the Trustees to create a general or limited partnership, limited liability company, joint stock association, corporation, bailment, or any form of legal relationship other than a statutory trust pursuant to the DSTA.  Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 6.  Use of the Name “BondBloxx”.  The Board of Trustees expressly agrees and acknowledges that the name “BondBloxx” is the sole property of BondBloxx Investment Management LLC (“BIM”).  BIM has granted to the Trust a non-exclusive license to use such name as part of the name of the Trust now and in the future.  The Board of Trustees further expressly agrees and acknowledges that the non-exclusive license granted herein may be terminated by BIM if the Trust ceases to use BIM or one of its Affiliates as Investment Adviser or to use other Affiliates or successors of BIM for such purposes.  In such event, the nonexclusive license may be revoked by BIM and the Trust shall cease using the name “BondBloxx,” or any name misleadingly implying a continuing relationship between the Trust and BIM or any of its Affiliates, as part of its name unless otherwise consented to by BIM or any successor to its interests in such names.

The Board of Trustees further understands and agrees that so long as BIM and/or any future advisory Affiliate of BIM shall continue to serve as the Trust’s Investment Adviser, other registered open- or closed-end investment companies (“funds”) as may be sponsored or advised by BIM or its Affiliates shall have the right permanently to adopt and to use the name “BondBloxx” in their names and in the names of any series or Class of shares of such funds.

IN WITNESS WHEREOF, the Trustees of BondBloxx ETF Trust named below do hereby make and enter into this Amended and Restated Agreement and Declaration of Trust as of the date first written above.

/s/ Allan C. Eberhart

Allan C. Eberhart

/s/ Stephen A. Messinger

Stephen A. Messinger

/s/ Joanna Gallegos

Joanna Gallegos

each as a Trustee and not individually

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